EXHIBIT 99.3

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                              NEWTEK CAPITAL, INC.
                            2000 STOCK INCENTIVE AND
                           DEFERRED COMPENSATION PLAN


     1. PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Company through providing Directors and select Employees of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and Employees of the Company or any Affiliate to promote the success of the business. This Plan also has deferred compensation features that are intended to provide deferred income and retirement benefits for the Company's directors and any officers selected by its Board of Directors. The Plan is not tax-qualified under Section 401 of the Code, and the deferred compensation features of the Plan are unfunded and primarily for a select group of Directors, management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

     2. DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Acceptance" shall mean acceptance by the Committee, or a Deferral Election Form, Distribution Election Form, or Investment Election Form (which acceptance shall be presumed unless, within ten business days of a Participant's election to a Director, the Committee provides the Participant with a written notice detailing the reasons for its rejection).

     (b) "Account" shall mean a bookkeeping account maintained by the Company in the name of the Participant.

     (c) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

     (d) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (e) "Award" shall mean a Deferred Share, Option, Restricted Share Award, or SAR awarded pursuant to the Plan.

     (f) "Board" shall mean the Board of Directors of the Company.

     (g) "Change in Control" shall mean any one of the following events: (1) the acquisition following the Effective Date of ownership, holding or power to vote more than 25% of the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period

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of two consecutive  years,  individuals (the "Continuing  Directors") who at the beginning of such period constitute the Board of Directors of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (i) "Committee" shall mean the Stock Incentive Committee appointed by the Board in accordance with Paragraph 5(a) hereof; provided that the Board may act in lieu of the Committee with respect to any matter as to which the Committee may act.

     (j) "Common Stock" shall mean the common stock of the Company.

     (k) "Company" shall mean Newtek Capital, Inc.

     (l) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of
(1) sick leave, military leave or any other leave of absence approved by the Company, (2) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, (3) a Director's performance of services in an emeritus or advisory capacity, or (4) changes between a Participant's status as an Employee or Director provided the Participant is continuously performing services for the Company or an Affiliate.

     (m) "Deferrals" shall mean any Participant-directed deferrals that occur pursuant to Section 10(a) hereof.

     (n) "Deferred Shares" shall mean Shares that the Company has credited, pursuant to Paragraph 10 hereof, to a deferred compensation account in the name of a Participant.

     (o) "Director" shall mean any member of the Board, and any member of the board of directors or manager, in the case of a limited liability company, of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (p) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (q) "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (r) "Employee" shall mean any person employed by the Company or an Affiliate.

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     (s)  "Exercise  Price" shall mean the price per Optioned  Share at which an
Option may be exercised.

     (t) "Investment Election Form" means shall mean the form attached hereto as Exhibit "C".

     (u) "ISO" shall mean an option to purchase Common Stock, which meets the requirements, set forth in the Plan, and which an Agreement identifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     (v) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (w) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (x) "Non-ISO" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but which an Agreement identifies as not being an ISO.

     (y) "Option" shall mean an ISO or a Non-ISO.

     (z) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (aa) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (bb) "Plan" shall mean this Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation Plan.

     (cc) "Restricted Share Award" shall mean a right granted under Section 11 of this Plan to receive Shares.

     (dd) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (ee) "Share" shall mean one share of Common Stock.

     (ff) "SAR" (or "Stock Appreciation Right") shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock over a specified period of time.

     (gg) "Trust" shall mean the trust created under the Trust Agreement.

     (hh) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee, pursuant to the terms hereof.

     (ii) "Trustee" shall mean the person(s) or entity appointed by the Committee pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

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     (jj) "Year of Service" shall mean a full twelve-month period, measured from the grant date of an Award and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3. TERM OF THE PLAN AND OPTIONS.

     (a) Term of the Plan. This Plan shall remain in effect until terminated by the Board. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4. SHARES SUBJECT TO THE PLAN.

     Except as otherwise required under Section 12, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 2,250,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Award should expire, become unexercisable, or be forfeited for any reason, the Shares subject to the Award shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     5. ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, appointed by the Board, and consisting of at least two members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of

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such Agreement. The terms of each such Agreement shall be in accordance with the
Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, for an Agreement awarding an Option, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6. GRANT OF OPTIONS.

     (a) General Rule. The Committee shall have the discretion to grant Directors (including members of the Committee) and Employees Options to purchase Optioned Shares, which shall be subject to any restrictions or conditions imposed pursuant to Section 18 of this Plan.

     (b) Automatic Grants to Non-Employee Directors. Notwithstanding any other provisions of this Plan, each Non-Employee Director shall receive, on July 1 of each year, beginning on the year following three years of Continuous Service, Non-ISOs to purchase 10,000 Shares.

     (c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7. EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price for an ISO shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares

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of Common Stock at the time an ISO is granted,  the Exercise  Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted. The Exercise Price for a Non-ISO shall not be less than 50% of the Market Value of the Optioned Shares on the date of grant.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8. EXERCISE OF OPTIONS.

     (a) Generally. Unless the Committee specifically eliminates any vesting requirement or imposes a different vesting schedule in an Agreement granting an Option, each Option Participant shall became vested in the right to exercise his or her Options according to the following schedule:

                                                 Vested Percentage
          Years of Service                  (applied to Optioned Shares)
          ----------------                   ---------------------------

             Less than 1                                 0%
                  1                                     25%
                  2                                     50%
                  3                                     75%
              4 or More                                100%

     Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's Continuous Service due to the Participant's Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial

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payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Period of Exercisability. Except to the extent otherwise provided herein or in the terms of an Agreement, an Option may be exercised by a Participant only while he has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire). Notwithstanding the foregoing, the Participant's rights to exercise such Option shall expire --

          (1)  immediately  upon  termination  of the  Participant's  Continuous
     Service due to "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment, consulting, or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order;

          (2) immediately upon a determination by the Committee that the Participant has violated a noncompetition provision contained in any unexpired employment, or consulting, or other written agreement between the Participant and the Company or an Affiliate; or

          (3) two years from the date on which the Participant's Continuous Service terminates due to his death (but not later than the date on which the Option would otherwise expire), during which time the Option may be exercised (to the extent that the Participant would have been entitled to exercise it immediately prior to his death) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Reload Options. For each Optioned Share purchased upon the exercise of an Option within two years after the first date on which such Option becomes exercisable pursuant to Section 8(a) hereof, the Committee shall grant the Participant a new Option ("Reload Option") to purchase an additional Optioned Share. The Exercise Price of the Reload Option shall be determined in accordance with Section 7 hereof. The Reload Option shall become exercisable two years after its grant date. The number of Optioned Shares subject to the Reload Option shall be reduced by each Share sold or otherwise disposed of by the Participant after the grant date and before the exercise date of the Reload Option without prior Committee approval (which shall not be withheld in the case of the Participant's financial hardship).

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     9. SARS (STOCK APPRECIATION RIGHTS)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements: (1) the SAR will expire no later than the ISO; (2) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised; (3) the SAR is transferable only when the ISO is transferable, and under the same conditions; (4) the SAR may be exercised only when the ISO may be exercised; and (5) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. The provisions of Section 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     10. DEFERRALS; DEFERRED SHARES.

     (a) Deferrals. The Committee may permit any Participant who is a Director, or member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form attached hereto as Exhibit A (the "Election Form"), make Deferrals by directing that his or her fees, salary, bonuses or other cash compensation be reduced on a pre-tax basis. Such Participants may elect to defer up to 25% of their salary and up to 100% of any board fees or

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cash bonuses. Such elections shall (i) be irrevocable until the calendar year in which they are made, and (ii) be effective on the January 1st following their Acceptance; provided that a Participant may elect to have an election take effect as soon as administratively practicable with respect to compensation that the Participant may receive in the future and as to which the Participant currently has no legal right or claim. As soon as practicable after the end of each pay period, the bank shall credit each Participant's Account with any Deferrals that occurred during the pay period. The Company may create a Trust to satisfy its liability for the Deferrals and earnings thereon.

     (b) Vesting. Deferrals shall be 100% vested at all times.

     (c) Investment Returns.

                  (1) Deferred Shares. Each Participant shall be permitted to irrevocably elect on his or her Investment Election Form to have all or a portion of his or her Deferrals invested in Deferred Shares. On the last day of each fiscal quarter, the Company shall credit Deferred Shares to the Participant's Account with a Market Value equal to the Participant's Deferrals, or portion thereof, deferred during that quarter. The Committee shall establish and maintain an individual account (the "Earnings Account") in the name of each Participant who elects to invest in Deferred Shares. On the last day of each fiscal quarter, the Company shall credit to the Participant's Earnings Account any cash dividends paid on the balance of Deferred Shares credited to the Participant's Account. On the last day of each fiscal year of the Company, the Committee shall credit to the Participant's Account Deferred Shares with a Market Value equal to the balance of the Participant's Earnings Account, and the balance of the Participant's Earnings Account shall be reduced to zero. The Trustees shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (d) hereof.

                  (2)  Other  investment  returns.   The  Committee  may  permit
Participants to individually elect alternative investment returns using the Investment Election Form.

                  (3) Effective Date of Investment Elections. Initial Investment elections shall be effective on their date of Acceptance. Participant's may change their investment elections by filing a superceding Investment Election Form, which shall become effective on the January 1st following its Acceptance. Notwithstanding the forgoing, a superceding election may only change the manner in which Deferrals are invested in the future and may not revoke valid elections for which the Participant's Account has been credited with Deferred Shares.

     (d) Post-Termination Distributions. If the Participant's Continuous Service with the Company terminates for any reason other than death, the Trustee shall distribute a Participant's Account in the manner selected by the Participant on his or her Distribution Election Form. In the absence of a valid distribution election, the Participant's Account shall be distributed in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Company that end after the date on which the Participant's Continuous Service terminates. Distributions of Deferred Shares shall be made in Common Stock (without regard to fractional shares).

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     (e)  Distribution  Elections.  In order to be  effective,  Acceptance  of a
Participant's Distribution Election Form must occur either (i) more than one year before the date on which the Participant's Continuous Service terminates or
(ii)  within  30  days  of  the  Participant's   initial  commencement  of  Plan
participation, or (iii) more than 90 days before the closing of a Change in Control. In the event a Participant files more than one valid Distribution Election Form, the most recent valid election shall supersede any and all prior elections. Nevertheless, Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

     (f) Death Benefits. If a Participant dies before receiving all Benefits payable pursuant this Section 10, then the remaining vested balance of the Participant's Account shall be distributed in a lump sum to the Participant's Beneficiary as soon as administratively practicable following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form the distribution period elected by the Participant pursuant to
Section 10(d) hereof.

     (g) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of his or her Account balance. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

     (h) Source of Benefits

                  (1) General Rule. Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such benefits become payable. Benefits accumulated under the Plan shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Company. For any Plan Year during which a Trust is maintained, (i) the Trustee shall inform the Committee annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Committee shall, as soon as practicable after the end of each calendar quarter, provide the Trustee with a schedule specifying the amount of any Trust contribution that is attributable to the Participant's Account. The Company shall also, at least annually, provide the

Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments. All interest, dividends, and realized gain/losses on Trust assets will be taxed to the Company.

                  (2) Trust Funding on Change in Control. In the event of a Change in Control, the Company shall contribute to a Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

     (i) Assignment. Except as otherwise expressly provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary, to include the Participant's executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him or her under this Plan, shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any Deferrals and earning thereon, which are expressly declared to be nontransferable. The right to receive Deferrals and earnings thereon shall likewise not be subject to execution, attachment, garnishment, sequestration or similar legal, equitable or other process to the benefit of the Participant's creditors. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Participant's rights to receive Deferrals and earnings thereon under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

     11. RESTRICTED SHARE AWARDS

     (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The
Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

     (b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:

                                               Vested Percentage
        Years of Service                 (applied to Restricted Shares)
        ----------------                  -----------------------------

           Less than 1                                 0%
                1                                     25%
                2                                     50%
                3                                     75%
            4 or More                                100%

     Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's Continuous Service due to the Participant's Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control.

     (c) Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Company's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     (d) Distribution of Shares.

                  (1) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Trustee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                  (2) Form of Distribution. The Trustee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

     (e) Deferral Elections. At any time prior 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form attached hereto as Exhibit "A" (the "Election Form"), to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If such an election is made, the Shares shall be credited to the Participant's Account as Deferred Shares on the date such Shares would otherwise have been distributed to the Participant.

     12.  CHANGE IN CONTROL;  EFFECT OF CHANGES IN COMMON  STOCK  SUBJECT TO THE
PLAN.

     (a) Change in Control. Upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control, all Options and SARs shall become fully exercisable and all Restricted Share Awards shall be 100% vested, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction, and the forfeiture provisions set forth in subsections 8(c)(2) and 17(c) shall automatically become null and void.

     (d) Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this Section, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (f) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     (g) Certain Special Dividends. The Exercise Price of and number of Shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders.

     13. TRANSFERABILITY OF AWARDS.

ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Restricted Share Awards, SARs or Non-ISOs may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. The Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Section
13. Awards which are transferred pursuant to this Section 13 shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the Participant. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is received pursuant to an Award may not be sold within the six-month period following the grant date of that Award, except in the event of the Participant's death or Disability, or such other event as the Board may specifically deem appropriate.

     14. TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. EFFECTIVE DATE.

     The Plan shall become effective immediately upon its adoption by the Board, but its effectiveness and the effectiveness of any grants of Awards shall be contingent upon the Plan's approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     16. MODIFICATION OF OPTIONS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     17. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair the balance credited to the Participant's Account or any rights or obligations under any Award theretofore granted.

     18. VOTING OF PLAN SHARES.

     All shares of Common Stock held by the Trust shall be voted by the Trustee in the manner directed by the Board. In the absence of such direction, the Trustee shall have sole discretion as to the voting of such shares.

     19. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Repurchase Right; Damages. The Company shall have the right to cause the forfeiture of the Shares (in the case of Optioned Shares, in exchange for any Exercise Price paid by the Participant) that a Participant receives pursuant to an Award if the Participant breaches a noncompetition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

     (d) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his Option in consideration for its cancellation, or all of these restrictions.

     20. RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     21. WITHHOLDING TAX.

     The Company's obligation to deliver Shares or make cash payments pursuant to an Award shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     22. NO SHAREHOLDER RIGHTS

     No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares covered by an Award prior to the time said Shares are actually distributed to him.

     23. NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate of such corporations. Except to the extent provided in Sections 6(b) and 9(a), no Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     24. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal law shall be deemed to apply.

     25. TAX STATUS OF TRUST.

     It is intended that (i) the Trust associated with the Plan be treated as a grantor trust of the Company under the provisions of Section 671 et seq. of the Code, as the same may be amended from time to time, and (ii) that in accordance with Revenue Procedure 92-64 (as the same may be amended from time to time), Participants have the status of general unsecured creditors of the Company, the Plan constitutes a mere unfunded promise to make benefit payments in the future, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Trust has been and will continue to be maintained in conformity with Revenue Procedure 92-64 (as the same may be amended from time to time).